Exhibit 1.01

Conflict Minerals Report of CSW Industrials, Inc.
In Accordance with Rule 13p-1 and Form SD under the Securities Exchange Act of 1934
For the year ended December 31, 2024

This Conflict Minerals Report (“Report”) of CSW Industrials, Inc. (including its consolidated subsidiaries, the “Company”) for the period from January 1 to December 31, 2024 (the “Reporting Period”) is presented to comply with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934. Please refer to the Rule and Form SD for definitions of terms used in this Report, unless otherwise defined herein.

The Company manufactures or contracts to manufacture “products” that may contain certain “conflict minerals” (as defined below) that are necessary to the functionality or production of such products. The term “conflict mineral” is defined in Form SD as (i)(a) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); (b) cassiterite (the metal ore from which tin is extracted; (c) gold; and (d) wolframite (the metal ore from which tungsten is extracted), or their derivatives; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”).

In accordance with the Rule and Form SD, the Company has conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the conflict minerals included in its products during the Reporting Period to determine whether any of such conflict minerals originated in the Covered Countries and/or whether any of such conflict minerals may be from recycled or scrap sources.

The results of the Company’s RCOI regarding conflict minerals, as well as the Company’s additional due diligence regarding the sources of the conflict minerals, are contained in this Report.

1.    Introduction

CSW Industrials, Inc. is a diversified industrial growth company with industry-leading operations in three segments: Contractor Solutions, Engineered Building Solutions, and Specialized Reliability Solutions. The Company provides niche, value-added products with two essential commonalities: performance and reliability. The primary end markets we serve with our well-known brands include: heating, ventilation, air conditioning and refrigeration (“HVAC/R”), plumbing, electrical, general industrial, architecturally-specified building products, energy, mining, and rail transportation.

The Company manufactures, or contracts for the manufacture of, a wide range of products, some of which contain conflict minerals. The Company does not purchase ore or unrefined conflict minerals directly from mines, smelters or refiners, and as such the Company is many steps removed from these market participants and the sources of ore from which conflict minerals are produced. For this reason, the Company relies on its direct suppliers, many of which are not subject to the Rule, to investigate their upstream suppliers to provide information on the origin of the conflict minerals in the components and materials that the Company purchases and incorporates into its product lines. Along with this, the Company conducts due diligence processes reflecting the Company’s circumstances and position in the supply chain to ensure that its sourcing practices, and the sourcing practices of the Company’s suppliers, are consistent with its guiding principles on responsibly sourcing conflict minerals.

2.    Reasonable Country of Origin Inquiry

The Company’s RCOI for the Reporting Period began with an identification of all the Company’s direct suppliers that, due to the nature of their business or the products they supply to the Company, utilize conflict minerals. The Company then contacted each supplier and requested completion of the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (“CMRT”), which is a commonly accepted worldwide reporting tool for conflict minerals content and sourcing information. The CMRT asked the suppliers, among other things, to disclose the origin of any conflict minerals used in their manufacturing processes and to identify the conflict minerals processing facilities within their respective supply chains.

In total, the Company surveyed 23 of its suppliers, which were all of the suppliers the Company identified as providing components for its products that may contain conflict minerals. The Company received responses from 87% of the suppliers surveyed.

As the Company is a downstream purchaser of products that may contain conflict minerals, the Company’s due diligence measures can provide only reasonable assurance regarding the country of origin of the conflict minerals. Despite having conducted a good faith RCOI, there are inherent limitations in the information provided by third parties, including the possibility of information being inaccurate, incomplete or falsified, despite the Company’s efforts to validate and confirm the information. Based on the survey results obtained, at this time the Company is unable to determine with any reasonable degree of certainty the origin of the conflict minerals in its product lines, and therefore cannot exclude the possibility that some may have originated in the Covered Countries.

3.    Due Diligence

The Company’s due diligence procedures are designed to conform, in all material respects, to the Organization for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the related supplements for gold, tin, tantalum and tungsten (the “OECD Guidance”). In accordance with the OECD Guidance, the Company takes the following measures as part of its due diligence process:

i.Maintains an Established Company Management System
•Adopted and maintains a Conflict Minerals Policy
•Established and maintains an internal conflict minerals management committee
•Communicates with its direct suppliers through the above-described RCOI
•Maintains conflict-free sourcing requirements in standard terms and conditions for suppliers
•Maintains supplier qualification processes that include, among other compliance inquiries, questions regarding conflict minerals programs

ii.Identifies and Assesses Supply Chain Risks
•Maintains a process to review all the individual components of the Company’s current products to identify which products may contain conflict minerals and categorize such materials by commodity
•Through its procurement center of excellence, identifies the suppliers through which components that may contain conflict minerals are sourced
•Conducts the RCOI described above to identify the smelters and refiners that contribute conflict minerals to the Company’s products

•Reviews and compares the smelters and refiners identified by suppliers against the list of facilities that are in compliance with the Responsible Minerals Assurance Process assessment protocols (“RMAP”) established by the RMI

iii.Implements a Designed Strategy to Respond to Risks
•Conducts follow up with direct suppliers who do not respond to the survey request or provide incomplete responses
•Collaborate with our direct suppliers to investigate any smelter that does not have a conflict free designation or is not in the process of recertifying for such designation

The Company does not have a direct relationship with smelters or refiners and does not perform audits of these entities within its supply chain.

4.     Due Diligence Results

The Company solicited 23 direct suppliers and received a response from 87% of them. 85% of the responding suppliers stated that the material they supply to the Company either does not contain conflict minerals that originated from Covered Countries or that 100% of the conflict minerals originated from recycled or scrap sources.

From the information provided to the Company by its suppliers, 360 smelters or refiners were identified in the Company’s supply chain. 347 (96%) are participating in the RMAP and are either in compliance with the RMAP or are active in the application process. The Company continues to monitor and evaluate all its direct suppliers and the smelters and refiners they report with the goal of full compliance with the RMAP.

Below are the smelters or refiners participating in the RMAP, as reported by the Company’s suppliers:

Metal	Smelter Name	Smelter Country	Smelter ID
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID001173
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID001182
Gold	Agosi AG	GERMANY	CID000438
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000468
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID001070
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID001105
Gold	Asahi Pretec Corp.	JAPAN	CID001142
Gold	Asaka Riken Co., Ltd.	JAPAN	CID001231
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID001314
Gold	Aurubis AG	GERMANY	CID001337
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID001399
Gold	Boliden Ronnskar	SWEDEN	CID001406
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID001453

Gold	Caridad	MEXICO	CID001458
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID001460
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID001468
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID001477
Gold	Chimet S.p.A.	ITALY	CID001482
Gold	Chugai Mining	JAPAN	CID001539
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID002036
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID002158
Gold	Dowa	JAPAN	CID002180
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID002503
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID002773
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID002774
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID002835
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID003205
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID003325
Gold	Heimerle + Meule GmbH	GERMANY	CID003381
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID001898
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000292
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000004
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000015
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000019
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000035
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000041
Gold	Istanbul Gold Refinery	TURKEY	CID000058
Gold	Japan Mint	JAPAN	CID000077
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000082
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000090
Gold	Asahi Refining Canada Ltd.	CANADA	CID000103
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000105
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000113
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000128
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000157
Gold	Kazzinc	KAZAKHSTAN	CID000176
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000180
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000185
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID000189

Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID000197
Gold	Lingbao Gold Co., Ltd.	CHINA	CID000218
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID000228
Gold	LS MnM Inc.	KOREA, REPUBLIC OF	CID000233
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID000258
Gold	Materion	UNITED STATES OF AMERICA	CID000264
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID000281
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID000291
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID000309
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID000313
Gold	Metalor Technologies S.A.	SWITZERLAND	CID000343
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID000359
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID000401
Gold	Mitsubishi Materials Corporation	JAPAN	CID000402
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID000425
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID000448
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID000460
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID000493
Gold	Nihon Material Co., Ltd.	JAPAN	CID000522
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID000538
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID000555
Gold	MKS PAMP SA	SWITZERLAND	CID000568
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID000616
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID000651
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID000671
Gold	PX Precinox S.A.	SWITZERLAND	CID000689
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID000694
Gold	Royal Canadian Mint	CANADA	CID000707
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID000711
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID000766

Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID000767
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID000769
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID000773
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID000778
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID000801
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID000807
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID000814
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID000823
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID000825
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID000855
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID000914
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	CID000917
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID000920
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID000924
Gold	Torecom	KOREA, REPUBLIC OF	CID000927
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID000929
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID000937
Gold	Valcambi S.A.	SWITZERLAND	CID000942
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID000956
Gold	Yamakin Co., Ltd.	JAPAN	CID000957
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID000966
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID000969
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID000981
Gold	Morris and Watson	NEW ZEALAND	CID001029
Gold	SAFINA A.S.	CZECHIA	CID001032
Gold	Guangdong Jinding Gold Limited	CHINA	CID001056
Gold	Umicore Precious Metals Thailand	THAILAND	CID001058
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID001076
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID001078
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID001093

Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID001113
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID001119
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID001147
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID001149
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID001152
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID001153
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID001157
Gold	Sudan Gold Refinery	SUDAN	CID001161
Gold	T.C.A S.p.A	ITALY	CID001163
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID001175
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID001188
Gold	Industrial Refining Company	BELGIUM	CID001191
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID001192
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID001193
Gold	Marsam Metals	BRAZIL	CID001200
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID001204
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID001220
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	CID001236
Gold	Albino Mountinho Lda.	PORTUGAL	CID001259
Gold	SAAMP	FRANCE	CID001277
Gold	L'Orfebre S.A.	ANDORRA	CID001305
Gold	8853 S.p.A.	ITALY	CID001325
Gold	Italpreziosi	ITALY	CID001326
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID001352
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID001362
Gold	AU Traders and Refiners	SOUTH AFRICA	CID001386
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID001397
Gold	Sai Refinery	INDIA	CID001402
Gold	Modeltech Sdn Bhd	MALAYSIA	CID001419
Gold	Bangalore Refinery	INDIA	CID001421
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID001428
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID001457
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID001463
Gold	JALAN & Company	INDIA	CID001486
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID001490
Gold	Planta Recuperadora de Metales SpA	CHILE	CID001493
Gold	ABC Refinery Pty Ltd.	AUSTRALIA	CID001498
Gold	Safimet S.p.A	ITALY	CID001508
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID001512

Gold	African Gold Refinery	UGANDA	CID001522
Gold	Gold Coast Refinery	GHANA	CID001534
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID001546
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID001555
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID001562
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID001585
Gold	Sovereign Metals	INDIA	CID001619
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID001622
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID001736
Gold	Augmont Enterprises Private Limited	INDIA	CID001756
Gold	Kundan Care Products Ltd.	INDIA	CID001761
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	CID001769
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	CID001798
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	CID001810
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID001869
Gold	K.A. Rasmussen	NORWAY	CID001875
Gold	Alexy Metals	UNITED STATES OF AMERICA	CID001891
Gold	MD Overseas	INDIA	CID001908
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	CID001909
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID001916
Gold	WEEEREFINING	FRANCE	CID001938
Gold	Gold by Gold Colombia	COLOMBIA	CID001947
Gold	Dongwu Gold Group	CHINA	CID001955
Gold	Sam Precious Metals	UNITED ARAB EMIRATES	CID001969
Gold	Coimpa Industrial LTDA	BRAZIL	CID001980
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID001993
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID002003
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID002015
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID002030
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID002044
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID002082
Tantalum	AMG Brasil	BRAZIL	CID002100
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID002129
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID002224

Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID002243
Tantalum	NPM Silmet AS	ESTONIA	CID002282
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID002290
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID002312
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID002313
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID002314
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID002315
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID002316
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID002317
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002318
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002319
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002320
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002321
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002455
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002468
Tantalum	KEMET de Mexico	MEXICO	CID002478
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002492
Tantalum	TANIOBIS GmbH	GERMANY	CID002494
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	CID002500
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002502
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002504
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002506
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002508
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002509
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	CID002511
Tantalum	5D Production OU	ESTONIA	CID002512
Tantalum	PowerX Ltd.	RWANDA	CID002513
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID002515
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID002516
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002517
Tantalum	QSIL Metals Hermsdorf GmbH	GERMANY	CID002525
Tantalum	Plansee SE Reutte	AUSTRIA	CID002527

Tantalum	Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND	CID002539
Tantalum	ULVAC Inc.	JAPAN	CID002541
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID002542
Tin	Mineração Taboca S.A.	BRAZIL	CID002543
Tin	Minsur	PERU	CID002544
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID002545
Tin	Fenix Metals	POLAND	CID002548
Tin	China Tin Group Co., Ltd.	CHINA	CID002549
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID002550
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID002551
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID002557
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID002558
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID002560
Tin	PT Artha Cipta Langgeng	INDONESIA	CID002561
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID002562
Tin	PT Mitra Stania Prima	INDONESIA	CID002563
Tin	PT Prima Timah Utama	INDONESIA	CID002567
Tin	PT Refined Bangka Tin	INDONESIA	CID002570
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID002572
Tin	PT Timah Tbk Kundur	INDONESIA	CID002573
Tin	PT Timah Tbk Mentok	INDONESIA	CID002574
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID002580
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002582
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002584
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002587
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002588
Tin	Aurubis Beerse	BELGIUM	CID002589
Tin	Aurubis Berango	SPAIN	CID002593
Tin	PT Menara Cipta Mulia	INDONESIA	CID002605
Tin	PT Bangka Serumpun	INDONESIA	CID002606
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID002615
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID002641
Tin	Thaisarco	THAILAND	CID002649

Tin	Alpha Metals	UNITED STATES OF AMERICA	CID002696
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID002703
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID002706
Tin	PT Premium Tin Indonesia	INDONESIA	CID002707
Tin	Dowa	JAPAN	CID002708
Tin	Estanho de Rondonia S.A.	BRAZIL	CID002724
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID002750
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID002756
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID002760
Tin	Mitsubishi Materials Corporation	JAPAN	CID002761
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION	CID002762
Tin	PT Babel Inti Perkasa	INDONESIA	CID002763
Tin	PT Bangka Tin Industry	INDONESIA	CID002765
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID002776
Tin	PT Bukit Timah	INDONESIA	CID002778
Tin	PT Panca Mega Persada	INDONESIA	CID002779
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID002816
Tin	PT Timah Nusantara	INDONESIA	CID002827
Tin	PT Tinindo Inter Nusa	INDONESIA	CID002833
Tin	PT Tommy Utama	INDONESIA	CID002842
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID002844
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002845
Tin	CV Venus Inti Perkasa	INDONESIA	CID002850
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002852
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002853
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002857
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002858
Tin	CV Ayi Jaya	INDONESIA	CID002863
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002865
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002867
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002872
Tin	PT Rajehan Ariq	INDONESIA	CID002893
Tin	PT Cipta Persada Mulia	INDONESIA	CID002918

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002919
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002920
Tin	Super Ligas	BRAZIL	CID002973
Tin	PT Bangka Prima Tin	INDONESIA	CID003116
Tin	PT Sukses Inti Makmur (SIM)	INDONESIA	CID003153
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID003185
Tin	Modeltech Sdn Bhd	MALAYSIA	CID003186
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003189
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003324
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003348
Tin	Luna Smelter, Ltd.	RWANDA	CID003356
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003379
Tin	Precious Minerals and Smelting Limited	INDIA	CID003382
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003383
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003387
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003397
Tin	CRM Synergies	SPAIN	CID003407
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	CID003408
Tin	DS Myanmar	MYANMAR	CID003409
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	CID003410
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	CID003416
Tin	Feinhutte Halsbrucke GmbH	GERMANY	CID003417
Tin	Jean Goldschmidt International (JGI Hydrometal)	BELGIUM	CID003424
Tin	Soft Metais Ltda.	BRAZIL	CID003425
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	CID003427
Tungsten	A.L.M.T. Corp.	JAPAN	CID003449
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID003461
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID003463

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID003468
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID003486
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	CID003487
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID003488
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA	CID003489
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID003490
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID003497
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID003500
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID003524
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID003548
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID003553
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID003557
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID003575
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID003582
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID003583
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID003609
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID003612
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID003614
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID003615
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	CID003641
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID003643
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID003662
Tungsten	Masan High-Tech Materials	VIET NAM	CID003663
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID003666
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID003831
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID003868
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID003926
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID003978
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID003993
Tungsten	ACL Metais Eireli	BRAZIL	CID004010
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID004034

Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID004054
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID004060
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID004065
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	CID004434
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645

5.    Future Mitigation Strategy

The Company will continue to communicate its expectations with respect to sourcing conflict minerals to its direct suppliers. The Company will also continue to make inquiries to its direct suppliers and provide training and guidance regarding such expectations as appropriate. If the Company determines that any supplier is, or a reasonable risk exists that a supplier may be, sourcing conflict minerals from smelters that are not participating in the RMAP, the Company will require the supplier to devise and undertake suitable corrective action to move to a RMAP compliant source. If appropriate action is not taken by the supplier, the Company will look to alternative sources for the product.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect the current views of the Company with respect to current expectations or forecasts of future events. These statements include, but are not limited to, forward-looking statements with respect to the Company’s intended additional steps to mitigate the risk that its necessary conflict minerals finance or benefit armed groups in the Covered Countries. Statements that include the words “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

Such forward-looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control and could cause actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, (1) the continued implementation of compliance measures by the Company’s suppliers on a timely basis or at all, (2) whether market participants responsibly source subject metals, and (3) political and regulatory developments, whether in the Covered Countries or elsewhere. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of filing of this report. The Company undertakes no obligation to update or revise forward-looking statements except as required by law.